FOURTH AMENDED AND RESTATED BYLAWS
OF
RESOURCES CONNECTION, INC.
(A DELAWARE CORPORATION)
Article IOFFICES
Section 1.Registered Office. The registered office of the corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle.
Section 2.Other Offices. The corporation shall also have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors, and may also have offices at such other places, both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.
Article IICORPORATE SEAL
Section 3.Corporate Seal. It shall not be necessary to the validity of any instrument executed by any authorized officer or officers of the corporation that the execution of such instrument be evidenced by the corporate seal, and all documents, instruments, contracts and writings of all kinds signed on behalf of the corporation by any authorized officer or officers shall be as effectual and binding on the corporation without the corporate seal, as if the execution of the same had been evidenced by affixing the corporate seal thereto. The Board may give general authority to any officer to affix the seal of the corporation and to attest the affixing by signature.
Article IIISTOCKHOLDERS’ MEETINGS
Section 4.Place of Meetings. Meetings of the stockholders of the corporation shall be held at such place, either within or without the State of Delaware, as may be designated from time to time by the Board of Directors (or, to the fullest extent permitted by law, any committee of the Board of Directors or other person(s) authorized by the Board of Directors), or, if not so designated, then at the office of the corporation required to be maintained pursuant to Section 2 hereof. In lieu of holding a meeting of stockholders at a designated place, the Board of Directors, in its sole discretion, may determine that any meeting of stockholders may be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”).
Section 5.Annual Meetings. The annual meeting of the stockholders of the corporation, for the purpose of election of directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors. The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.
Section 6.Special Meetings.
(a)Special meetings of the stockholders of the corporation (i) may be called, for any purpose or purposes, by (A) the Chair of the Board of Directors, (B) the Chief Executive Officer, or (C) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption)

and (ii) shall be called by the Chair of the Board of Directors or the Secretary of the corporation upon the written request of holders of shares entitled to cast not less than 10% of the votes at the meeting. No business may be transacted at a special meeting other than as specified in the notice of meeting provided pursuant to Section 7 of these Bylaws; provided, however, that nothing in these Bylaws shall prohibit the Board of Directors from submitting matters to the stockholders at any special meeting requested by stockholders. The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board of Directors.
(b)If a special meeting is properly called by stockholders pursuant to clause (ii) of Section 6(a) of these Bylaws, the request shall be in writing, signed by each stockholder, or a duly authorized agent of such stockholder, requesting the special meeting, and delivered in accordance with Section 16 of these Bylaws to the Chair of the Board of Directors, the Chief Executive Officer, or the Secretary of the corporation, and shall be accompanied by a written notice setting forth the same information required by Section 7(a)(3) of these Bylaws as to the business proposed to be conducted and any nominations proposed to be presented at the special meeting and as to the stockholder(s) proposing such business or nominations. The Board of Directors shall determine the date and time of such special meeting, which shall be held not less than thirty-five (35) nor more than one hundred twenty (120) days after the date of the receipt of the request. Upon determination of the date and time of the meeting, the officer receiving the request shall cause notice to be given to the stockholders entitled to vote at such meeting, in accordance with the provisions of Section 8 of these Bylaws. If the notice is not given within one hundred (100) days after the receipt of the request, the person or persons properly requesting the meeting may set the time and place of the meeting and give the notice. Notwithstanding the foregoing, a special meeting requested by stockholders shall not be held if (i) the stated business to be brought before the special meeting is not a proper subject for stockholder action under applicable law, (ii) the Board of Directors has called or calls for an annual meeting of stockholders to be held within ninety (90) days after the applicable officer receives the request for the special meeting and the Board of Directors determines in good faith that the business of such annual meeting includes (among any other matters properly brought before the annual meeting) the business specified in the special meeting request, or (iii) such special meeting request was made in a manner that involved a violation of Regulation 14A of the 1934 Act (as defined below), or other applicable law. A stockholder may revoke a request for a special meeting at any time by written revocation delivered to the Secretary; provided, however, that if, following such revocation, there are unrevoked requests from stockholders holding in the aggregate less than the requisite number of shares entitling the stockholders to request the calling of a special meeting, the Board of Directors, in its discretion, may cancel the special meeting. Notwithstanding the foregoing, if none of the stockholders who submitted the request for the special meeting appears or sends a qualified representative to present the proposed business submitted by the stockholders for consideration at the special meeting, the corporation need not present such proposed business for a vote at such special meeting, notwithstanding that proxies in respect of such vote may have been received by the corporation. Nothing contained in this Section 6(b) shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.
Section 7.Notification of Stockholder Business and Nominations.
(a)Annual Meetings of Stockholders.
(1)Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders: (i) pursuant to the corporation’s notice of meeting of stockholders; (ii) by or at the direction of the Board of Directors or any committee thereof; or (iii) by any stockholder of the corporation who was a stockholder of record at the time of giving of notice provided for in Section 7(a)(2) below, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 7.
(2)For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 7(a) of these Bylaws, (i) the stockholder must have given timely notice thereof in writing to the Secretary of the corporation in accordance with Section 16 of these Bylaws setting forth the information required by Section 7(a)(3) of these Bylaws, and (ii) such other business (other than the nominations for persons for the election to the Board of Directors) must be a proper matter for stockholder action under the DGCL. To be timely, a stockholder’s written notice shall be received by the Secretary of the corporation in accordance with Section 16 of these Bylaws not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than seventy (70) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(3)A stockholder’s notice required by Section 7(a)(2) of these Bylaws shall set forth: (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required had each person been nominated by the Board of Directors, in each case pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder, including a reasonably detailed description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings during the past three years, as well as any other material relationships, between or among such stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made and its affiliates and associates, on the one hand, and each proposed nominee and his or her affiliates or associates, on the other hand, (ii) such person’s written consent to being named in the corporation’s proxy statement and accompanying proxy card as a nominee and to serving as a director for a full term if elected, and (iii) a completed and signed questionnaire, representation and agreement required by Section 7(c)(1) of these Bylaws; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, if any, (ii) the class or series and number of shares of the corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, (iii) a description of any agreement, arrangement or understanding, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D under the 1934 Act (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder and/or beneficial owner) with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, including, in the case of a nomination, the nominee, and a representation that such stockholder will notify the corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for determination of stockholders entitled to vote at the meeting no later than the earlier of five (5) days following the record date for determination of stockholders entitled to vote at the meeting or the opening of business on the date of the meeting, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) involving such stockholder or beneficial owner that is in effect as of the date of the stockholders’ notice, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the corporation or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of the shares of capital stock of the corporation, and the class or series and number of shares of the corporation’s capital stock that relate to such agreements, arrangements or understandings, and a representation that the stockholder will notify the corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for determination of stockholders entitled to vote at the meeting no later than the earlier of five (5) days following the record date for determination of stockholders entitled to vote at the meeting or the opening of business on the date of the meeting, (v) a description of any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the 1934 Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship in effect as of the date of the notice pursuant to which such stockholder and/or beneficial owner has, or shares a right to vote, or direct any third party to vote, any shares of capital stock of the corporation, and a representation that the stockholder will notify the corporation in writing of any proxy, agreement, arrangement, understanding or relationship in effect as of the record date for determination of stockholders entitled to vote at the meeting no later than the earlier of five (5) days following the record date for determination of stockholders entitled to vote at the meeting or the opening of business on the date of the meeting, (vi) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (vii) in the case of a proposal of business other than a nomination, a representation whether either such stockholder or beneficial owner intends or is part of a group which intends (A) to deliver a proxy statement and form of proxy to holders of, in the case of the proposal, at least the percentage of the corporation’s voting shares required under applicable law to carry the proposal or elect such nominee or nominees or (B) otherwise to solicit proxies or votes from stockholders in support of such proposal, (viii) in the case of a nomination, the information required to be included in a notice to the corporation required by paragraph (b) of Rule 14a-19 promulgated under the 1934 Act, including a statement that such person intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the corporation’s nominees, and (ix) any other information relating to such stockholder or beneficial owner required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal or the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the 1934 Act and the rules and regulations promulgated thereunder. The foregoing notice requirements shall be deemed satisfied by a stockholder with respect to business other than nominations if the stockholder has notified the corporation of his, her or its intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the 1934 Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting. The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation. In addition, the Board of Directors may require any person nominated by a stockholder for election as a director to submit to interviews with members of the Board of Directors or any committee thereof, and such candidate for nomination shall make himself or herself available for any such interviews within ten (10) business days after such interviews have been requested by the Board of Directors or any committee thereof.
(4)Notwithstanding anything in the second sentence of Section 7(a)(2) of these Bylaws to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation at an annual meeting is increased effective after the time period for which nominations would otherwise be due under Section 7(a)(2) of these Bylaws and there is no public announcement by the corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 7 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be received by the Secretary of the corporation at the principal executive offices of the corporation in accordance with Section 16 of these Bylaws not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.
(b)Special Meetings of Stockholders. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (i) by or at the direction of the Board of Directors or any committee thereof or (ii) by any stockholder of the corporation who is a stockholder of record at the time of giving notice provided for in these Bylaws who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 7. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder delivers timely notice of the information set forth in Section 7(a)(3) of these Bylaws to the Secretary of the corporation at the principal executive offices of the corporation in accordance with Section 16 of these Bylaws not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such meeting or the tenth (10th) day following the day on which public announcement is first made by the corporation of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. A stockholder may propose other business at a special meeting of stockholders only in accordance with Section 6 of these Bylaws.
(c)General.
(1)To be eligible to be a nominee for election or re-election as a director of the corporation, the candidate for nomination must deliver to the Secretary of the corporation (and, with respect to a nomination made by a stockholder pursuant to Section 7(a) or Section 7(b), in accordance with the time periods prescribed for delivery of notice under such sections): (i) a completed written questionnaire (in the form provided by the corporation upon written request) with respect to the background, qualifications, stock ownership and independence of such proposed nominee, and (ii) a written representation and agreement (in the form provided by the corporation upon written request) that such candidate for nomination (A) is not and, if elected as a director during his or her term in office, will not become a party to (1) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation in such representation and agreement or (2) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the corporation, with such proposed nominee’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with such proposed nominee’s nomination or service or action as a director that has not been disclosed to the corporation in such representation and agreement, (C) would be in compliance, if elected as a director of the corporation, and will comply with the corporation’s code of business conduct and ethics, corporate governance guidelines, stock ownership and trading policies and guidelines, and any other policies or guidelines of the corporation applicable to directors and in effect during such proposed nominee’s term in office as a director (and, if requested by or on behalf of any candidate for nomination, the Secretary of the corporation will provide to such candidate for nomination all such policies and guidelines then in effect), and (D) consents to being named as a nominee in a proxy statement relating to the applicable meeting of stockholders of the corporation and currently intends to serve as a director for the full term for which such person is standing for election.
(2)Except as otherwise expressly provided in any applicable rule or regulation promulgated under the 1934 Act, only such persons who are nominated in accordance with the procedures set forth in this Section 7 shall be eligible to be elected at an annual or special meeting of stockholders of the corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 7. Except as otherwise provided by law, the chair of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (C)(vii) and (C)(viii) of Section 7(a)(3) of these Bylaws) and, if any proposed nomination or business was not made or proposed in compliance with these Bylaws, to declare that such defective proposal or nomination shall not be presented for stockholder action at the meeting and shall be disregarded. Notwithstanding the foregoing provisions of this Section 7, unless otherwise required by law, if the stockholder does not provide the information required by this Section 7 within the time period for delivery prescribed herein or if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of Section 6 and Section 7, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
(3)A stockholder or stockholders providing notice of a nomination pursuant to this Section 7 shall have no right to substitute or replace any proposed nominee unless such substitute or replacement is nominated in accordance with this Section 7 (including the timely provision of all information and certifications with respect to such substitute or replacement proposed nominee in accordance with the deadlines in this Section 7). If the corporation provides notice to a stockholder that the number of proposed nominees proposed by such stockholder exceeds the number of directors to be elected at a meeting, the stockholder must provide written notice to the corporation within five (5) business days stating the names of the proposed nominees that have been withdrawn so that the number of proposed nominees proposed by such stockholder no longer exceeds the number of directors to be elected at a meeting. If any individual who is nominated in accordance with this Section 7 becomes unwilling or unable to serve on the Board of Directors, then the nomination of such proposed nominee shall be disregarded, notwithstanding that proxies or votes in respect to the election of the proposed nominee may have been received by the corporation.
(4)Notwithstanding the provisions of this Section 7, unless otherwise required by law, (A) a stockholder shall not solicit proxies in support of director nominees other than the corporation’s nominees unless such stockholder has complied with Rule 14a-19 promulgated under the 1934 Act in connection with the solicitation of such proxies, and (B) if any stockholder (i) provides notice of the information required by Rule 14a-19(b) promulgated under the 1934 Act (for the avoidance of doubt, such notice must be delivered within the time period provided for in Section 7(a)(2) or Section 7(b), as applicable, to be considered timely) and (ii) subsequently either (x) notifies the corporation that such stockholder no longer intends to solicit proxies in support of director nominees other than the corporation’s nominees in accordance with Rule 14a-19 under the 1934 Act or (y) fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the 1934 Act, then the nomination of each person nominated by such stockholder for election as a director shall be disregarded, notwithstanding that proxies or votes in respect to the election of the candidate for nomination may have been received by the corporation (which proxies and votes shall be disregarded). Upon request by the corporation, if any stockholder provides notice of the information required by Rule 14a-19(b) promulgated under the 1934 Act, such stockholder shall deliver to the corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the 1934 Act. Notwithstanding the foregoing provisions of this Section 7, a stockholder shall also comply with all applicable requirements of the 1934 Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 7; provided, however, that any references in these Bylaws to the 1934 Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 7 (including Section 6(b), Section 7(a)(1)(iii)) and Section 7(b)), and compliance with Section 6(b), Section 7(a)(1)(iii) and Section 7(b) shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the penultimate sentence of Section 7(a)(2), business other than nominations brought properly under and in compliance with Rule 14a-8 promulgated under the 1934 Act). Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act.
(5)For purposes of this Section 7, “public announcement” shall mean disclosure by the corporation in a press release reported by a national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act and the rules and regulations promulgated thereunder.
Section 8.Notice of Meetings. Except as otherwise provided by law or the Certificate of Incorporation of the corporation (as it may be amended and/or restated from time to time, the “Certificate of Incorporation”), notice of each meeting of stockholders shall be given in writing or by electronic transmission not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. Such notice shall state the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at the meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for determining the stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes of the meeting. Notice of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof, either before or after such meeting, and will be waived by any stockholder by his, her or its attendance thereat in person or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.
Section 9.Quorum; Voting. At all meetings of stockholders, except where otherwise provided by statute or by the Certificate of Incorporation or by these Bylaws, the presence, in person or by proxy duly authorized, of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chair of the meeting or by vote of the holders of a majority of the shares represented thereat and entitled to vote thereon, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the corporation, or applicable law or pursuant to any regulation applicable to the corporation or its securities and other than as provided in Section 19 of these Bylaws with respect to the election of directors, the affirmative vote of the majority in voting power of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Where a separate vote by a class or classes or series is required, except where otherwise provided by statute, the Certificate of Incorporation or these Bylaws, a majority of the outstanding shares of such class or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and, except where otherwise provided by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the corporation, or applicable law or pursuant to any regulation applicable to the corporation or its securities, the affirmative vote of the majority (plurality, in the case of the election of directors in a Contested Election (as defined below)) of the votes cast by the holders of shares of such class or classes or series shall be the act of such class or classes or series.
Section 10.Adjournment and Notice of Adjourned Meetings. Any meeting of stockholders, whether annual or special and whether or not a quorum is present, may be adjourned from time to time either by the chair of the meeting or by the stockholders by the vote of the holders of a majority in voting power of the stock entitled to vote thereon, present in person or represented by proxy at the meeting. When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time and place, if any, thereof and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at the meeting are (a) announced at the meeting at which the adjournment is taken, (b) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication, (c) set forth in the notice of meeting given in accordance with this Article III or (d) provided in any other manner permitted by the DGCL. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.
Section 11.Voting Rights; Proxies. For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the corporation on the record date, as provided in Section 40(a) of these Bylaws, shall be entitled to vote at any meeting of stockholders. Every person entitled to vote shall have the right to do so either in person or by an agent or agents authorized by a proxy granted in accordance with Delaware law. An agent so appointed need not be a stockholder. No proxy shall be voted after three (3) years from its date of creation unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. The authorization of a person to act as a proxy may be documented, signed and delivered in accordance with Section 116 of the DGCL, provided that such authorization shall set forth, or be delivered with information enabling the corporation to determine, the identity of the stockholder granting such authorization. Any stockholders directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use of the Board of Directors.
Section 12.Joint Owners of Stock. If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one (1) votes, his or her act binds all; (b) if more than one (1) votes, the act of the majority so voting binds all; (c) if more than one (1) votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or may apply to the Delaware Court of Chancery for relief as provided in Section 217(b) of the DGCL. If the instrument filed with the Secretary of the corporation shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of subsection (c) shall be a majority or even-split in interest.
Section 13.List of Stockholders. The Secretary of the corporation shall prepare and make, no later than the tenth (10th) day before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting date, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours at the principal place of business of the corporation.
Section 14.Action Without Meeting. No action shall be taken by the stockholders except at an annual or special meeting of stockholders called in accordance with these Bylaws, and no action shall be taken by the stockholders by written consent.

Section 15.Organization.
(a)At every meeting of stockholders, the Chair of the Board of Directors, or, if a Chair has not been appointed or is absent, the Chief Executive Officer, or, if the Chief Executive Officer is absent, such person chosen by the Board of Directors or, in the absence of such designation, a person selected by a majority in interest of the stockholders entitled to vote, present in person or by proxy, shall act as chair of the meeting. The Secretary of the corporation, or, in his or her absence, an Assistant Secretary, or, in the absence of an Assistant Secretary, any person appointed by the chair of the meeting, shall act as secretary of the meeting.
(b)The Board of Directors of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chair of the meeting shall have the right and authority to convene and (for any or no reason) to postpone, recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present (including, without limitation, rules and procedures for removal of disruptive persons from the meeting), limitations on attendance at or participation in such meeting to stockholders entitled to vote at the meeting and their duly authorized and constituted proxies and such other persons as the chair shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless and to the extent determined by the Board of Directors or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.
Section 16.Delivery to the Corporation. Whenever this Article III requires one or more persons (including a record or beneficial owner of shares of the corporation) to deliver a document or information to the corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), such document or information shall be in writing exclusively (and not in an electronic transmission) and shall be delivered to the principal executive offices of the corporation exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested, and the corporation shall not be required to accept delivery of any document not in such written form or so delivered. For the avoidance of doubt, except as permitted in Section 11 of these Bylaws with respect to the delivery of a proxy, the corporation expressly opts out of Section 116 of the DGCL with respect to the delivery of information and documents to the corporation required by this Article III.
Article IVDIRECTORS
Section 17.Number and Term of Office. The authorized number of directors of the corporation shall be fixed in accordance with the Certificate of Incorporation. Directors need not be stockholders unless so required by the Certificate of Incorporation.
Section 18.Powers. The powers of the corporation shall be exercised, its business conducted and its property controlled by or under the direction of the Board of Directors, except as may be otherwise provided by statute or by the Certificate of Incorporation.

Section 19.Classes and Election of Directors.
(a)Subject to the rights of the holders of any series of preferred stock to elect additional directors under specified circumstances, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. The terms of each class of directors shall commence and expire as set forth in the Certificate of Incorporation. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.
(b)In the event that the corporation is unable to have a classified Board of Directors under applicable law, Section 19(a) of these Bylaws shall not apply and all directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting.
(c)No stockholder entitled to vote at an election for directors may cumulate votes to which such stockholder is entitled.
(d)Except as provided in Section 20 of these Bylaws, each director shall be elected by the vote of a majority of the votes cast with respect to that director’s election at any annual or special meeting of stockholders for the election of directors at which a quorum is present; provided, however, that if the election is a Contested Election (as defined below), the directors shall be elected by the vote of a plurality of the votes cast by stockholders at such meeting (meaning the nominees receiving the greatest number of votes of the shares represented in person or by proxy at the meeting and entitled to vote on the election of directors, up to the number of directors to be elected, shall be elected as directors). An election will be a “Contested Election” if the Secretary of the corporation has received one or more notices that a stockholder or stockholders intend to nominate a person or persons for election to the Board of Directors, which notice(s) purport to be in compliance with Section 7 of these Bylaws and all such nominations have not been withdrawn by the proposing stockholder(s) on or prior to the tenth (10th) day preceding the date the corporation first mails its notice of meeting for such meeting to its stockholders (regardless of whether all such nominations are subsequently withdrawn and regardless of whether the Board of Directors determines that any such notice is not in compliance with Section 7 of these Bylaws). For purposes of this Section 19(d), a “majority of the votes cast” means that the number of shares cast “for” a nominee’s election exceeds the number of votes cast “against” that nominee’s election (with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that director’s election).
(e)An incumbent director who stands for election to the Board of Directors but who fails to receive a majority of the votes cast in an election that is not a Contested Election shall tender his or her resignation to the Secretary of the corporation promptly following certification of the election results. The Corporate Governance and Nominating Committee of the Board of Directors, or such other committee designated by the Board of Directors pursuant to these Bylaws, shall consider the facts and circumstances relating to the election and the resignation of such incumbent director and make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board of Directors shall act on the resignation, taking into account the committee’s recommendation, and the corporation shall publicly disclose (by a press release and filing an appropriate disclosure with the Securities and Exchange Commission) the Board of Directors’ decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision within ninety (90) days following certification of the election results. The committee in making its recommendation and the Board of Directors in making its decision each may consider any factors and other information that they consider appropriate and relevant.

(f)Any director who tenders his or her resignation pursuant to this provision shall not participate in the recommendation of the Corporate Governance and Nominating Committee (or other committee designated by the Board of Directors) or in the decision of the Board of Directors regarding whether to accept the resignation offer. If a majority of the Corporate Governance and Nominating Committee (or other committee designated by the Board of Directors) fails to receive the required vote in favor of his or her election in the same election, then the other directors shall appoint a committee amongst themselves to consider the resignation offers and recommend to the Board of Directors whether to accept them.
(g)Each director so elected as provided in this Section 19 shall hold office until the expiration of the term of the class of directors to which such director was elected and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
Section 20.Vacancies. Unless otherwise provided in the Certificate of Incorporation, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under this Section 20 in the case of the death, removal or resignation of any director.
Section 21.Resignation. Any director may resign at any time by delivering notice of his or her resignation in writing or by electronic transmission to the Secretary of the corporation, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary of the corporation or at the pleasure of the Board of Directors. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until his successor shall have been duly elected and qualified.
Section 22.Removal. Unless otherwise restricted by the Certificate of Incorporation or by law, the Board of Directors or any individual director may be removed from office at any time with or without cause by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote on such removal.
Section 23.Meetings.
(a)Regular Meetings. Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board of Directors may be held at any time or date and at any place within or without the State of Delaware which has been designated by the Board of Directors and publicized among all directors. No formal notice shall be required for regular meetings of the Board of Directors.
(b)Special Meetings. Unless otherwise restricted by the Certificate of Incorporation, special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called by the Chair of the Board, the Chief Executive Officer, the President or any two directors.
(c)Remote Meetings. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.
(d)Notice of Meetings. Notice of the time and place of all special meetings of the Board of Directors shall be given in any manner permitted in Section 48(a) and Section 48(c) of these Bylaws. In the case of notice given personally or by electronic transmission, such notice shall be given at least twenty-four (24) hours before the date and time of the meeting. In the case of notice sent in writing to each director by first class mail, charges prepaid, such notice shall be sent at least three (3) days before the date of the meeting. Notice of any meeting may be waived in writing or by electronic transmission at any time before or after the meeting and shall be deemed waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
(e)Waiver of Notice. Any waiver of notice, given by a director entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the directors need be specified in a waiver of notice.
Section 24.Quorum and Voting.
(a)Unless the Certificate of Incorporation requires a greater number and except with respect to indemnification questions arising under Section 44 hereof, for which a quorum shall be one-third of the exact number of directors fixed from time to time in accordance with the Certificate of Incorporation, a quorum of the Board of Directors shall consist of a majority of the exact number of directors fixed from time to time by the Board of Directors in accordance with the Certificate of Incorporation; provided, however, at any meeting whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.
(b)At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by law, the Certificate of Incorporation or these Bylaws.
Section 25.Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission. Any such consent may be documented, signed and delivered in any manner permitted by Section 116 of the DGCL. After any such action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board of Directors or committee in the same paper or electronic form as the minutes are maintained.

Section 26.Fees and Compensation. Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.
Section 27.Committees.
(a)Executive Committee. The Board of Directors may appoint an Executive Committee to consist of one (1) or more members of the Board of Directors. The Executive Committee, to the extent permitted by law and provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopting, amending or repealing any bylaw of the corporation.
(b)Other Committees. The Board of Directors may, from time to time, appoint such other committees as may be permitted by law. Such other committees appointed by the Board of Directors shall consist of one (1) or more members of the Board of Directors and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but in no event shall any such committee have the powers denied to the Executive Committee in these Bylaws.
(c)Term. Each member of a committee of the Board of Directors shall serve at the pleasure of the Board of Directors. The Board of Directors, subject to any requirements of any outstanding series of preferred stock and the provisions of subsections (a) or (b) of this Bylaw, may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his or her death or voluntary resignation from the committee or from the Board of Directors. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
(d)Meetings. Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 27 shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at any place which has been determined from time to time by such committee, and may be called by any director who is a member of such committee, upon notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing or by electronic transmission at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.
Section 28.Organization. At every meeting of the directors, the Chair of the Board of Directors, or, if a Chair has not been appointed or is absent, any Lead Independent Director designated by the Board of Directors, or, in the absence of any such person, a chair of the meeting chosen by a majority of the directors present, shall preside over the meeting. The Secretary of the corporation, or in his or her absence, any Assistant Secretary, or, in the absence of an Assistant Secretary, any person appointed by the person presiding over the meeting, shall act as secretary of the meeting.
Article VOFFICERS
Section 29.Officers Designated. The officers of the corporation shall include, if and when designated by the Board of Directors, a Chief Executive Officer and/or a President, a Secretary, and a Chief Financial Officer. The Board of Directors shall also designate a Chair of the Board who may be an officer of the corporation if determined by the Board in its discretion. Additional officers or agents, including one or more Vice Presidents, Assistant Secretaries or Assistant Financial Officers, may be appointed from time to time in accordance with Section 31 of these Bylaws. The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the corporation shall be fixed by or in the manner designated by the Board of Directors or a committee of the Board of Directors.
Section 30.Tenure and Duties of Officers.
(a)General. All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors and any officer or agent elected or appointed by the Chief Executive Officer may be removed at any time by the Board of Directors or the Chief Executive Officer. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the appointment of a new officer in accordance with Section 29 of these Bylaws.
(b)Duties of Chair of the Board of Directors. The Chair of the Board of Directors, when present, shall preside at all meetings of the stockholders and the Board of Directors. The Chair of the Board of Directors shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time. The Chair of the Board of Directors shall be the Chief Executive Officer, unless the Board of Directors vests such position in another person.
(c)Duties of Chief Executive Officer. The Chief Executive Officer shall preside at all meetings of the stockholders and at all meetings of the Board of Directors, unless the Chair of the Board of Directors has been appointed and is present. The Chief Executive Officer shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. The Chief Executive Officer shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time.

(d)Duties of President. The President of the corporation, if there is one, shall have such duties and powers as may from time to time be delegated to him or her by the Board of Directors or by the Chief Executive Officer. In the absence or disability of the Chief Executive Officer, or during the period of a vacancy in that office, the President shall act as the Chief Executive Officer of the corporation and shall have the duties and powers of such office, unless the Board of Directors vests such position or such duties and powers in another person.
(e)Duties of Vice Presidents. The Vice Presidents shall perform such duties as are commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the President shall designate from time to time. The Vice Presidents may be designated as Executive Vice Presidents, Senior Vice Presidents or simply as Vice Presidents, and may be designated in charge of a particular function.
(f)Duties of Secretary. The Secretary of the corporation shall attend all meetings of the stockholders and of the Board of Directors and shall record all acts and proceedings thereof in the minute book of the corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform all other duties given to him or her in these Bylaws and other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The Chief Executive Officer may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time.
(g)Duties of Chief Financial Officer. The Chief Financial Officer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or the Chief Executive Officer. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Chief Financial Officer shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time. The Chief Executive Officer may direct any Assistant Financial Officer to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Assistant Financial Officer shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time.
Section 31.Additional Officers. The Board of Directors or the Chief Executive Officer may from time to time appoint and remove such additional officers or agents as may be deemed necessary. Such persons shall hold office for such period, have such authority, and perform such duties as provided in these Bylaws or as the Board of Directors or the Chief Executive Officer may from time to time prescribe.
Section 32.Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.
Section 33.Resignations. Any officer may resign at any time by giving written notice to the Board of Directors or to the Chief Executive Officer or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the corporation under any contract with the resigning officer.
Section 34.Removal. Any officer may be removed from office at any time, either with or without cause, by the affirmative vote of a majority of the directors in office at the time, or by the unanimous written consent of the directors in office at the time, or by any committee or superior officers upon whom such power of removal may have been conferred by the Board of Directors. An officer’s removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer appointed by the Chief Executive Officer pursuant to Section 31 of these Bylaws may also be removed from office at any time, with or without cause, by the Chief Executive Officer.
Article VIEXECUTION OF CORPORATE INSTRUMENTS
AND VOTING OF SECURITIES OWNED BY THE CORPORATION
Section 35.Execution of Corporate Instruments. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the corporation any corporate instrument or document, or to sign on behalf of the corporation the corporate name without limitation, or to enter into contracts on behalf of the corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the corporation. Any document, including, without limitation, any consent, agreement, certificate or instrument, required by the DGCL, the Certificate of Incorporation or these Bylaws to be executed by any officer, director, stockholder, employee or agent of the corporation may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law. All other contracts, agreements, certificates or instruments to be executed on behalf of the corporation may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law. “Electronic signature” means an electronic symbol or process that is attached to, or logically associated with, a document and executed or adopted by a person with an intent to execute, authenticate or adopt the document. All checks and drafts drawn on banks or other depositaries on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do. Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.
Section 36.Voting of Securities Owned by the Corporation. All stock and other securities of other entities owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chair of the Board of Directors, the Chief Executive Officer, the President, or any Vice President.
Article VIISHARES OF STOCK
Section 37.Form and Execution of Certificates: Uncertificated Shares. The shares of the corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Certificates for the shares of stock of the corporation shall be in such form as is consistent with the Certificate of

Incorporation and applicable law. Every holder of stock in the corporation that is represented by a certificate shall be entitled to have a certificate signed by or in the name of the corporation by any two authorized officers of the corporation (it being understood that each of the Chief Executive Officer, the President or any Vice President and the Secretary of the corporation or any Assistant Secretary shall be an authorized officer for such purpose), certifying the number of shares owned by the stockholder in the corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue.
Each certificate shall state upon the face or back thereof, in full or in summary, all of the powers, designations, preferences, and rights, and the limitations or restrictions of the shares authorized to be issued or shall, except as otherwise required by law, set forth on the face or back a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this section or otherwise required by law or with respect to this section a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.
Section 38.Lost Certificates. A new certificate or certificates or uncertificated shares shall be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The corporation may require, as a condition precedent to the issuance of a new certificate, certificates or uncertificated shares, the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to agree to indemnify the corporation in such manner as it shall require or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.
Section 39.Transfers.
(a)Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and upon the surrender of a properly endorsed certificate or certificates for a like number of shares (or, with respect to uncertificated shares, by delivery of duly executed instructions or in any other manner permitted by applicable law), with such evidence of the authenticity of such endorsement or execution, transfer, authorization, and other matters as the corporation may reasonably require, and accompanied by all necessary stock transfer stamps.
(b)The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

Section 40.Fixing Record Dates.
(a)In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, subject to applicable law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.
(b)In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
Section 41.Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
Article VIIIOTHER SECURITIES OF THE CORPORATION
Section 42.Execution of Other Securities. All bonds, debentures and other corporate securities of the corporation, other than stock certificates (pursuant to Section 37), may be signed by the Chief Executive Officer, the President or any Vice President, the Chief Financial Officer or such other person as may be authorized by the Board of Directors, and, if required by applicable law, the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary of the corporation or an Assistant Secretary, or the Chief Financial Officer or an Assistant Financial Officer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile or electronic signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile or electronic signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Chief Executive Officer or Chief Financial Officer of

the corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile or electronic signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile or electronic signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile or electronic signature shall have been used thereon had not ceased to be such officer of the corporation.
Article IXFISCAL YEAR
Section 43.Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.
Article XINDEMNIFICATION
Section 44.Indemnification of Directors, Officers, Employees and Other Agents.
(a)Directors and Officers. The corporation shall indemnify and hold harmless each of its directors and officers, to the fullest extent not prohibited by the DGCL or any other applicable law and, provided that the corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized in the specific case by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the DGCL or any other applicable law or (iv) such indemnification is required to be made under subsection (d).
(b)Employees and Other Agents. The corporation shall have power to indemnify its employees and other agents to the fullest extent of the provisions of this Section 44 applicable to its officers and directors. Subject to the requirements of the DGCL, the Board of Directors shall have the power to delegate the determination of whether indemnification shall be given to any such person to such officers or other persons as the Board of Directors shall determine.
(c)Expenses. The corporation, to the fullest extent not prohibited by the DGCL, shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed proceeding by reason of the fact that he or she is or was a director or officer of the corporation, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this Section 44 or otherwise. Notwithstanding the foregoing, unless otherwise determined pursuant to subsection (d) of this Section 44, no advance shall be made by the corporation to an officer of the corporation (except by reason of the fact that such officer is or was a director of the corporation in which event this sentence shall not apply) in any proceeding if a determination is reasonably and promptly made (i) by a majority vote of the directors who were not parties to the proceeding even though less than a quorum, (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, (iii) if there are no such directors or if such disinterested directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not reasonably believe to be in or not opposed to the best interests of the corporation, or with respect to any criminal action or proceeding that such person acted with reasonable cause to believe that his or her conduct was unlawful.
(d)Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advancement of expenses to directors and officers under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or officer. Any right to indemnification (following the final disposition of such proceeding) or advancement of expenses granted by this Section 44 to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advancement of expenses is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his or her claim to the fullest extent permitted by law. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the DGCL or any other applicable law for the corporation to indemnify the claimant for the amount claimed. In connection with any claim by an officer of the corporation (except in any proceeding by reason of the fact that such officer is or was a director of the corporation) for advancement of expenses, the corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not reasonably believe to be in or not opposed to the best interests of the corporation, or with respect to any criminal action or proceeding that such person acted with reasonable cause to believe that his or her conduct was unlawful. Neither the failure of the corporation (including its Board of Directors (or committee thereof), independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL or any other applicable law, nor an actual determination by the corporation (including its Board of Directors (or committee thereof), independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or officer is not entitled to be indemnified, or to such advancement of expenses, under this Section 44 or otherwise shall be on the corporation.
(e)Non-Exclusivity of Rights. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any applicable statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the DGCL or by any other applicable law.
(f)Survival of Rights. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
(g)Insurance. To the fullest extent permitted by the DGCL or any other applicable law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Section 44.
(h)Amendments. A right to indemnification or to advancement of expenses arising under a provision of this Article XI shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought.
(i)Saving Clause. If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and officer to the full extent not prohibited by any applicable portion of this Section 44 that shall not have been invalidated, or by any other applicable law. If this Section 44 shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the corporation shall indemnify each director and officer to the full extent under any other applicable law.
(j)Certain Definitions. For the purposes of this Bylaw, the following definitions shall apply:
(1)The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether civil, criminal, administrative or investigative.
(2)The term “expenses” shall be broadly construed and shall include, without limitation, court costs, reasonable attorneys’ fees, witness fees, fees of experts, travel expenses and any other costs and expenses of any nature or kind incurred in connection with any proceeding.
(3)The term the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 44 with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.
(4)References to a “director,” “officer,” “employee,” or “agent” of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.
(5)References to “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Section 44.

Article XIDIVIDENDS
Section 45.Declaration of Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation and applicable law, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting or by the unanimous consent of the directors. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation and applicable law.
Section 46.Dividend Reserve. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.
Article XIIFORUM SELECTION
Section 47.Exclusive Forum. Unless the corporation consents in writing to the selection of an alternative forum, (i) the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware) shall be the sole and exclusive forum for (A) any derivative action or proceeding brought on behalf of the corporation, (B) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the corporation to the corporation or the corporation’s stockholders, (C) any action or proceeding asserting a claim arising pursuant to any provision of the DGCL, the corporation’s Certificate of Incorporation or these Bylaws, or (D) any action or proceeding asserting a claim governed by the internal affairs doctrine; and (ii) the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring or holding an interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Section 47.
Article XIIINOTICES
Section 48.Notices.
(a)Notice. Whenever, under any provisions of these Bylaws, notice is required to be given to any director, member of a board committee or stockholder, such notice may be given in writing, timely and duly deposited in the United States mail, postage prepaid, and addressed to his or her last known post office address as shown on the records of the corporation or its transfer agent or as given by such person to the corporation for the purpose of notice. Except as otherwise required by law, notice may also be given personally or by telephone, electronic mail, facsimile transmission or other electronic transmission.
(b)Affidavit of Mailing. An affidavit of mailing, executed by a duly authorized and competent employee of the corporation or its transfer agent appointed with respect to the class of stock affected, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall in the absence of fraud, be prima facie evidence of the facts therein contained.

(c)Time Notices Deemed Given. All notices given by mail or by overnight delivery service, as above provided, shall be deemed to have been given as at the time of mailing. Telephone notice shall be deemed to be given when such person or his or her agent is personally given such notice in a telephone call to which such person or his or her agent is a party. Electronic mail notice shall be deemed to be given when directed to such person’s electronic mail address unless such person has notified the corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by the DGCL, the Certificate of Incorporation or these Bylaws. A notice to a stockholder by electronic mail must include a prominent legend that the communication is an important notice regarding the corporation. Facsimile transmission notice shall be deemed to be given when directed to a number at which such person has consented to receive notice. Without limiting the manner by which notice otherwise may be given effectively to stockholders, but subject to Section 232(e) of the DGCL, any notice to stockholders given by the corporation under the DGCL, the Certificate of Incorporation or these Bylaws shall also be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice or electronic transmission to the corporation. Notice given by posting on an electronic network together with a separate notice of such specific posting shall be deemed to be given upon the later to occur of (i) such posting and (ii) the giving of such separate notice of such posting. Other electronic transmission notice shall be deemed to be given when directed to such person in the manner in which such person has consented to receive such notice.
(d)Methods of Notice. It shall not be necessary that the same method of giving notice be employed in respect of all directors or stockholders, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.
(e)Failure to Receive Notice. The period or limitation of time within which any stockholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, or within which any director may exercise any power or right, or enjoy any privilege, pursuant to any notice sent him or her in the manner above provided, shall not be affected or extended in any manner by the failure of such stockholder or such director to receive such notice.
(f)Notice to Person With Whom Communication Is Unlawful. Whenever notice is required to be given, under any provision of law, the Certificate of Incorporation or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.
(g)Notice to Person With Undeliverable Address. Whenever notice is required to be given, under any provision of law, the Certificate of Incorporation or these Bylaws, to any stockholder to whom (i) notice of two consecutive annual meetings, and all notices of meetings to such person during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a twelve-month period, have been mailed addressed to such person’s address as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given.

If any such person shall deliver to the corporation a written notice setting forth his or her then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the DGCL, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to this paragraph. Notwithstanding the foregoing, the exception in clause (i) above in this Section 48(g) shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission. Further, the exception in clause (i) above in this Section 48(g) to the requirement that notice be given shall not be applicable to any stockholder whose electronic mail address appears on the records of the corporation and to whom notice by electronic transmission is not prohibited by Section 232 of the DGCL.
Article XIVAMENDMENTS
Section 49.Amendments. Subject to Section 44(h) of these Bylaws, these Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the voting stock of the corporation entitled to vote. The Board of Directors shall also have the power to adopt, amend, or repeal these Bylaws.

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